EXHIBIT 16.1


Jimmy C.H. Cheung & Co.                 304 Dominion Centre
Certified Public Accountants            43 Queen's Road East
(A member of Kreston International)     Wanchai, Hong Kong
                                        Telephone: (852) 2529-5500
                                        Fax: (852) 2865-1067

                                        Email:jchc@krestoninternational.com.hk

                                        Websites:http://www.jimmycheungco.com





March 4, 2005


U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.20549


Dear Sirs


We were appointed by the Board of American Metal Technology Group as their independent accountants on August 28, 2004. Jimmy C.H. Cheung & Co, Certified Public Accountants, agree with the following statement:

On March 4, 2005, the Company dismissed Jimmy C.H. Cheung & Co, Certified Public Accountants, as it's independent accountants pursuant to a vote by the Board of Directors.

The report of Jimmy C.H. Cheung & Co, Certified Public Accountants, on the Company's subsidiary company, Beijing Tong Yuan Heng Feng Technology Company Limited audited financial statements for the fiscal years ended 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion nor were the statements qualified or modified as to uncertainty, audit scope, or accounting principles.

From the date of engagement to the date of the dismissal, March 4, 2005, the Company and Jimmy C.H. Cheung & Co, Certified Public Accountants have not, in connection with the audit of Beijing Tong Yuan Heng Feng Technology Company Limited financial statements for the fiscal years ended 2003 and 2002, had any disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement, if not resolved to Jimmy C.H. Cheung & Co, Certified Public Accountants, would have caused Jimmy C.H. Cheung & Co, Certified Public Accountants to make reference to the subject matter of the disagreement in connection with its reports.

If you have any questions regarding this letter, please contact us at (852) 2529 5500.


Sincerely

/s/ Jimmy Cheung


Jimmy C.H. Cheung